Exhibit 99.1

EXECUTIVE SUMMARY UPDATE    |    NOVEMBER 22, 2006

OTCBB : PHUN

PetroHunter Energy Corporation, through the operations of its wholly owned subsidiary, PetroHunter Operating Company, is a global oil and gas exploration and production company with primary assets consisting of an undivided 50% working interest in various oil and gas leases and related interests in oil and natural gas prospects, including approximately 220,000 net mineral acres in Colorado, Utah and Montana, and 7,000,000 net mineral acres in Australia. Each of the statements set forth above, regarding the total number of net mineral acres owned by the Company and the net mineral acres in each project, refers to the combined total net mineral acres owned 50% by the Company and 50% by its working interest partner. In each of its principal areas of operation the Company is obligated to pay the first $50 million of total exploration and/or development costs, except for its prospects in Montana and Australia, where the company is obligated to pay the first $100 million of total exploration and/or development costs incurred. PetroHunter Energy Corporation shares trade in the United States on the Over-the-Counter Bulletin Board (OTC BB: PHUN).

Certain statements in this presentation regarding future expectations and plans for oil and gas exploration and development may be regarded as “forward-looking statements.” They are subject to various risks including, but not limited to, the inherent uncertainties in interpreting engineering data related to underground accumulations of oil and gas, timing and capital availability, and other factors to be discussed in detail in the Company’s filings. Any information provided herein is qualified in its entirety by the Company’s filings and any subsequent filing updates, changes or adjustments. Information is current as of the date presented, but as events change, the information herein may become out of date. We encourage you to read our filings to review the more complete discussions of the risks outlined above.

Cautionary Note — The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this Executive Summary, such as prospective resources, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our most recent Form 10-K available from us at the address shown below at which investors can request the filing. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

1875 Lawrence Street, Suite 1400, Denver, Colorado 80202 USA • (303) 572-8900 • www.petrohunter.com

AUSTRALIA    |    NORTH AMERICA

Estimated Resources and Acreage*

	Reserves		Prospective Resources
	Gas	Oil	Gas	Oil	Acres
NATURAL GAS PROSPECTS

PICEANCE II					1,000
Proved	85 Bcf
Proved & Probable	110 Bcf
Proved, Probable & Possible	135 Bcf

BUCKSKIN MESA PROJECT					20,000
Low Estimate			1,200 Bcf
Best Estimate			1,600 Bcf
High Estimate			1,900 Bcf

SOUTH BRONCO PROSPECT					5,600
Low Estimate			14 Bcf
Best Estimate			21 Bcf
High Estimate			28 Bcf

HEAVY OIL PROSPECTS

MONTANA					20,000
Flddler Creek
Proved		28 MMBO
Proved & Probable		53 MMBO
Proved, Probable & Possible		95 MMBO

Promised Land
(Data Being Compiled)

UTAH LEASES					173,000
West Rozel Field
Proved		0 MMBO
Proved & Probable		25 MMBO
Proved, Probable & Possible		48 MMBO

Gunnison Wedge Prospect
Low Estimate				19 MMBO
Best Estimate				55 MMBO
High Estimate				134 MMBO

AUSTRALIA					7,000,000
Low Estimate			135 Bcf	253 MMBO
Best Estimate			223 Bcf	358 MMBO
High Estimate			341 Bcf	484 MMBO

TOTALS					7,219,600

Reserves
Proved	85 Bcf	28 MMBO
Proved & Probable	110 Bcf	78 MMBO
Proved, Probable & Possible	135 Bcf	143 MMBO

Prospective Resources
Low Estimate			1,349 Bcf	272 MMBO
Best Estimate			1,844 Bcf	413 MMBO
High Estimate			2,269 Bcf	618 MMBO

Source – Gustavson Associates

*	The resource estimates and acreage numbers represent a combined 100% interest of PetroHunter and MAB Resources LLC. PetroHunter’s primary assets consist of its undivided 50% working interest in oil and gas leases and related interests in the various natural gas, oil and heavy oil prospects described in this executive summary.